MARQETA REPORTS FIRST QUARTER 2023 FINANCIAL RESULTS
Company announces total purchase volume crosses $50 billion a quarter for the first time as well as a $200 million share repurchase program and expected annual operational expense reductions of $40-45 million.
OAKLAND, Calif. – May 9, 2023 - Marqeta, Inc. (NASDAQ: MQ), the global modern card issuing platform, today reported financial results for the first quarter ended March 31, 2023.

Total processing volume (TPV) was $50 billion, with net revenue of $217 million, representing year-over-year increases of 37% and 31%, respectively. Gross profit was $89 million, an increase of 19% year over year, resulting in a gross margin of 41%. GAAP net loss was $69 million and Adjusted EBITDA loss was $4 million.
“In the first quarter of 2023, we started to see our strategic focus on embedded finance and the implementation of new operating efficiencies pay off, laying a strong foundation for Marqeta’s future. Our financial results once again showed our ability to innovate at scale,” said Simon Khalaf, CEO of Marqeta.

Recent Business Updates:
Marqeta highlighted several recent business updates that demonstrate its current business momentum:
•Marqeta announced that over 50% of its bookings in the past year are with embedded finance customers, with accelerating momentum in Q1 2023.
•Marqeta deepened its partnership with ONE, a leading consumer fintech backed by Walmart and Ribbit Capital, powering the ONE debit card to deliver on the company's mission of helping consumers save, spend, and grow their money — all in one place.
•Marqeta was chosen by WorkWhile to power accelerated wage access to its workers, which will allow WorkWhile workers faster-than-ever access to their earned wages, as soon as their shift hours are approved, helping to significantly reduce their need for credit and improving their financial well-being.

Operational Efficiency:
•Marqeta announced that it will accelerate the realization of its efficiency goals and take restructuring actions in Q2 to reduce operating expenses by $40-$45 million on an annual run rate basis to help put the company on a path to profitability.

Share Repurchase:
•Marqeta announced that its Board of Directors has authorized a share repurchase program for up to $200m of its Class A common stock. "This plan demonstrates the confidence the Board and management team has in the strength of Marqeta's business and long-term market opportunity, which we believe is not reflected in Marqeta's current market valuation," said Simon Khalaf, CEO of Marqeta.

Operating Highlights

In thousands, except percentages and per share data. % change is calculated over the comparable prior-year period (unaudited)	Three Months Ended March 31,		% Change
	2023	2022
Financial metrics:
Net revenue	$217,343	$166,102	31%
Gross profit	$89,164	$74,726	19%
Gross margin	41%	45%
Total operating expenses	$176,597	$123,998	42%
Net loss	($68,801)	($60,598)	(14)%
Net loss margin	(32)%	(36)%
Net loss per share - basic and diluted	($0.13)	($0.11)	(18)%
Key operating metric and Non-GAAP financial measures:
Total Processing Volume (TPV) (in millions) [1]	$50,020	$36,626	37%
Adjusted EBITDA [2]	($4,346)	($10,453)	58%
Adjusted EBITDA margin [2]	(2)%	(6)%
Non-GAAP operating expenses [2]	$93,510	$85,179	10%
1 TPV represents the total dollar amount of payments processed through our platform, net of returns and chargebacks. We believe that TPV is a key indicator of the market adoption of our platform, growth of our brand, growth of our customers' businesses and scale of our business.
2 See "Information Regarding Non-GAAP Measures" for definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP operating expenses and the reconciliations of the net loss to Adjusted EBITDA, and of the total operating expenses to Non-GAAP operating expenses.
First Quarter 2023 Financial Results:
Net revenue increased by $51 million, or 31% year-over-year, rising to $217 million from $166 million in the first quarter of 2022 resulting from a 37% increase in TPV year-over-year, partially offset by unfavorable changes in our card programs mix.
Gross profit increased by 19% year-over-year, rising to $89 million from $75 million in the first quarter of 2022 primarily due to our TPV growth. Gross margin was 41% in the first quarter of 2023.
Net loss increased by $8 million to $69 million in the quarter, including a $32 million one-time, non-cash postcombination compensation expense related to the Power acquisition. Our increase in gross profit was partially offset by increases in compensation and benefits and technology expenses due to annual compensation increases and higher TPV, respectively. Net loss margin was (32)% in the first quarter of 2023.
Total Processing Volume increased by 37% year-over-year, rising to $50 billion from $37 billion in the first quarter of 2022.
Adjusted EBITDA in the first quarter of 2023 was ($4) million. Adjusted EBITDA margin was (2%) in the first quarter of 2023.
Financial Guidance
The following summarizes Marqeta's guidance for the second quarter of 2023:

Second Quarter 2023
Net Revenue Growth	17 - 19%

Gross Profit Growth	1 - 3%

Adjusted EBITDA Margin (1)	Negative 4 - 6%
(1) See "Information Regarding Non-GAAP Measures" for the definition of Adjusted EBITDA and for information regarding non-availability of a forward reconciliation.

A reconciliation of Adjusted EBITDA to the comparable GAAP measure for the second quarter of 2023 is not available due to the challenges and impracticability with estimating some of the items, such as share based compensation expense, depreciation and amortization expense, and payroll tax expense, as such items cannot be reasonably predicted and could be significant. Because of those challenges, reconciliations of such forward-looking non-GAAP financial measures are not available without unreasonable effort.
Conference Call
Marqeta will host a live conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-877-407-4018 or direct at 1-201-689-8471. The conference call will also be available live via webcast online at http://investors.marqeta.com.
The telephone replay dial-in numbers are 1-844-512-2921 and 1-412-317-6671 and will be available until May 16, 2023, 8:59 p.m. Pacific time (11:59 p.m. Eastern time). The confirmation code for the replay is 13737750.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements relating to Marqeta’s quarterly guidance; statements regarding Marqeta’s business plans and business strategy, including the expected operating efficiencies, and the continued success and growth of our customers; statements regarding our intended share repurchases; statements and expectations regarding Marqeta's partnerships, new product introductions, and product capabilities; and statements made by Marqeta’s CEO. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: the effect of uncertainties related to global economies, our business, results of operations, financial condition, demand for our platform, sales cycles and customer retention; the risk that Marqeta is unable to further attract, retain, diversify, and expand its customer base; the risk that Marqeta is unable to drive increased profitable transactions on its platform; the risk that consumers and customers will not perceive the benefits of Marqeta’s products as Marqeta expects; the risk that Marqeta's technology platform, including hosted solutions, do not operate as intended resulting in system outages; the risk that Marqeta will not be able to achieve the cost structure that Marqeta currently expects; the risk that Marqeta’s solution will not achieve the expected market acceptance; the risk that competition could reduce expected demand for Marqeta’s services; the risk that changes in the regulatory landscape adversely affects the gross interchange or other revenue Marqeta earns or adversely affects the bank and network costs Marqeta incurs; the risk that Marqeta may be unable to maintain relationships with Issuing Banks and Card Networks; the risk that Marqeta is not able to identify and recognize the anticipated benefits of any acquisition; the risk that Marqeta is unable to successfully integrate any acquisition to businesses and related operations; the risk that we are unable to recognize efficiencies from the restructuring plan; the risk that we are unable to receive expected financial benefits from the share repurchase program; the risk of ongoing financial services and banking sector instability and follow on effects to fintech companies, general economic conditions in either domestic or international markets, including inflation and recessionary fears, conditions resulting from geopolitical uncertainty and instability or war, including the direct and indirect effects of the significant military action against Ukraine launched by Russia on U.S. and global economies, our business, results of operations, financial condition, and demand for our platform; and the risk that Marqeta may be subject to additional risks such as inflation or currency fluctuations due to its international business activities. Detailed information about these risks and other factors that could potentially affect Marqeta’s business, financial condition and results of operations are included in the “Risk Factors” disclosed in Marqeta's Annual Report on Form 10-K for the year ended December 31, 2022, as such risk factors may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.marqeta.com.
The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.

Disclosure Information
Investors and others should note that Marqeta announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. Marqeta also uses social media to communicate with its customers and the public about Marqeta, its products and services and other matters relating to its business and market. It is possible that the information Marqeta posts on social media could be deemed to be material information. Therefore, Marqeta encourages investors, the media, and others interested in Marqeta to review the information we post on social media channels including the Marqeta Twitter feed (@Marqeta), the Marqeta Instagram page (@lifeatmarqeta), the Marqeta Facebook page, and the Marqeta LinkedIn page. These social media channels may be updated from time to time.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".
About Marqeta, Inc.
Marqeta’s modern card issuing platform empowers its customers to create customized and innovative payment cards. Marqeta’s modern architecture gives its customers the ability to build more configurable and flexible payment experiences, accelerating time-to-market and democratizing access to card issuing technology. Marqeta’s open APIs provide instant access to highly scalable, cloud-based payment infrastructure that enables customers to launch and manage their own card programs, issue cards and authorize and settle payment transactions. Marqeta is headquartered in Oakland, California and is certified to operate in 40 countries globally.
Marqeta® is a registered trademark of Marqeta, Inc.
IR Contact: Marqeta Investor Relations, IR@marqeta.com

Marqeta, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Net revenue	$217,343	$166,102
Costs of revenue	128,179	91,376
Gross profit	89,164	74,726
Operating expenses:
Compensation and benefits	147,759	100,348
Technology	14,590	11,384
Professional services	5,437	4,770
Occupancy	1,154	1,115
Depreciation and amortization	1,980	979
Marketing and advertising	441	559
Other operating expenses	5,236	4,843
Total operating expenses	176,597	123,998
Loss from operations	(87,433)	(49,272)
Other income (expense), net	11,672	(11,677)
Loss before income tax expense	(75,761)	(60,949)
Income tax expense (benefit)	(6,960)	(351)
Net loss	$(68,801)	$(60,598)
Net loss per share attributable to common stockholders, basic and diluted	$(0.13)	$(0.11)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	539,744,130	542,565,992

Marqeta, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,050,414	$1,183,846
Restricted cash	7,800	7,800
Marketable securities	408,675	440,858
Accounts receivable, net	13,939	15,569
Settlements receivable, net	11,260	18,028
Network incentives receivable	59,363	42,661
Prepaid expenses and other current assets	33,560	38,007
Total current assets	1,585,011	1,746,769
Property and equipment, net	10,662	7,440
Operating lease right-of-use assets, net	8,408	9,015
Goodwill	123,446	—
Other assets	46,656	7,122
Total assets	$1,774,183	$1,770,346
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$2,981	$3,798
Revenue share payable	146,868	142,194
Accrued expenses and other current liabilities	176,459	136,887
Total current liabilities	326,308	282,879
Operating lease liabilities, net of current portion	8,096	9,034
Other liabilities	6,129	5,477
Total liabilities	340,533	297,390
Stockholders' equity:
Preferred stock	—	—
Common stock	53	53
Additional paid-in capital	2,107,814	2,082,373
Accumulated other comprehensive loss	(3,183)	(7,237)
Accumulated deficit	(671,034)	(602,233)
Total stockholders’ equity	1,433,650	1,472,956
Total liabilities and stockholders' equity	$1,774,183	$1,770,346

Marqeta, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(68,801)	$(60,598)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,980	979
Share-based compensation expense	45,999	37,005
Non-cash postcombination compensation expense	32,430	—
Non-cash operating leases expense	607	548
Amortization of premium on marketable securities	(975)	184
Impairment of other financial instruments	—	11,616
Other	209	282
Changes in operating assets and liabilities:
Accounts receivable	1,554	4,223
Settlements receivable	6,768	2,173
Network incentives receivable	(16,702)	(15,322)
Prepaid expenses and other assets	7,203	(21,256)
Accounts payable	224	(801)
Revenue share payable	4,674	8,866
Accrued expenses and other liabilities	(24,907)	(13,937)
Operating lease liabilities	(809)	(721)
Net cash used in operating activities	(10,546)	(46,759)
Cash flows from investing activities:
Purchases of property and equipment	(577)	(612)
Capitalization of internal-use software	(3,032)	—
Business combination, net of cash acquired	(131,914)	—
Purchases of marketable securities	(70,807)	(10,022)
Maturities of marketable securities	108,000	9,800
Net cash used in investing activities	(98,330)	(834)
Cash flows from financing activities:
Proceeds from exercise of stock options, including early exercised stock options	1,016	1,971
Taxes paid related to net share settlement of restricted stock units	(3,746)	(4,702)
Repurchases of common stock	(21,826)	—
Net cash used in financing activities	(24,556)	(2,731)
Net decrease in cash, cash equivalents, and restricted cash	(133,432)	(50,324)
Cash, cash equivalents, and restricted cash- Beginning of period	1,191,646	1,255,381
Cash, cash equivalents, and restricted cash - End of period	$1,058,214	$1,205,057

Marqeta, Inc.
Financial and Operating Highlights
(in thousands, except per share data or as noted)
(unaudited)

2023	2022	Year over Year Change Q1'23 vs Q1'22
First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Operating performance:
Net revenue	$217,343	$203,805	$191,621	$186,678	$166,102	31%
Costs of revenue	128,179	116,681	111,519	108,629	91,376	40%
Gross profit	89,164	87,124	80,102	78,049	74,726	19%
Gross margin	41%	43%	42%	42%	45%	(4)	pps
Operating expenses:
Compensation and benefits	147,759	110,991	105,887	97,868	100,348	47%
Technology	14,590	14,401	13,422	13,154	11,384	28%
Professional services	5,437	6,295	6,620	5,794	4,770	14%
Occupancy and equipment	1,154	1,126	1,125	1,148	1,115	3%
Depreciation and amortization	1,980	1,019	934	921	979	102%
Marketing and advertising	441	1,862	688	886	559	(21)%
Other operating expenses	5,236	5,753	10,922	4,995	4,843	8%
Total operating expenses	176,597	141,447	139,598	124,766	123,998	42%
Loss from operations	(87,433)	(54,323)	(59,496)	(46,717)	(49,272)	77%
Other income (expense), net	11,672	28,468	6,333	1,802	(11,677)	n/m
Loss before income tax expense	(75,761)	(25,855)	(53,163)	(44,915)	(60,949)	24%
Income tax expense (benefit)	(6,960)	471	5	(227)	(351)	1883%
Net loss	$(68,801)	$(26,326)	$(53,168)	$(44,688)	$(60,598)	14%
Loss per share - basic and diluted	$(0.13)	$(0.05)	$(0.10)	$(0.08)	$(0.11)	18%
TPV (in millions)	$50,020	$46,704	$42,473	$40,457	$36,626	37%
Adjusted EBITDA	$(4,346)	$(7,488)	$(13,630)	$(10,225)	$(10,453)	(58)%
Adjusted EBITDA margin	(2)%	(4)%	(7)%	(5)%	(6)%	4	pps
Financial condition:
Cash and cash equivalents	$1,050,414	$1,183,846	$1,204,857	$1,220,273	$1,197,257	(12)%
Restricted cash	$7,800	$7,800	$7,800	$7,800	$7,800	—%
Marketable securities	$408,675	$440,858	$441,132	$444,873	$447,046	(9)%
Total assets	$1,774,183	$1,770,346	$1,774,455	$1,776,930	$1,793,483	(1)%
Total liabilities	$340,533	$297,390	$262,117	$242,373	$249,851	36%
Stockholders' equity	$1,433,650	$1,472,956	$1,512,338	$1,534,557	$1,543,632	(7)%
pps = percentage points
n/m = not meaningful

Marqeta, Inc.
Reconciliation of GAAP to NON-GAAP Measures
(in thousands)
(unaudited)
Information Regarding Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. Marqeta considers Adjusted EBITDA, Adjusted EBITDA Margin, and Non-GAAP operating expenses as supplemental measures of the company’s performance that are not required by, nor presented in accordance with GAAP.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; acquisition-related expenses which consists of due diligence costs related to potential acquisitions, transaction costs and integration costs related to successful acquisitions, and non-cash postcombination compensation expenses; income tax expense (benefit); and other expense (income) net, which consists of realized foreign currency gains and losses, interest income from our marketable securities, our share of equity method investments’ profit or loss, and impairment of equity method investments or other financial instruments. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period. Additionally, we utilize Adjusted EBITDA as an input into our calculation of certain annual employee bonus plans.
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net revenue. This measure is used by management and our board of directors to evaluate our operating efficiency.
We define Non-GAAP operating expenses as total operating expenses adjusted to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; and acquisition-related expenses which consists of due diligence costs related to potential acquisitions, transaction costs and integration costs related to successful acquisitions, and non-cash postcombination compensation expenses.
Adjusted EBITDA, Adjusted EBITDA Margin, and Non-GAAP operating expenses should not be considered in isolation, or construed as an alternative to net loss, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than Marqeta does, which limits its usefulness in comparing Marqeta’s financial results with those of other companies.

The following table shows Marqeta's GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended March 31,
	2023	2022
GAAP net revenue	$217,343	$166,102
GAAP net loss	$(68,801)	$(60,598)
GAAP net loss margin	(32)%	(36)%
GAAP total operating expenses	$176,597	$123,998

GAAP net loss	$(68,801)	$(60,598)
Depreciation and amortization expense	1,980	979
Share-based compensation expense	45,999	37,005
Payroll tax expense related to share-based compensation	640	835
Acquisition-related expenses (1)	34,468	—
Other expense (income), net	(11,672)	11,677
Income tax expense (benefit)	(6,960)	(351)
Adjusted EBITDA	$(4,346)	$(10,453)
Adjusted EBITDA Margin	(2)%	(6)%

GAAP Total operating expenses	$176,597	$123,998
Depreciation and amortization expense	(1,980)	(979)
Share-based compensation expense	(45,999)	(37,005)
Payroll tax expense related to share-based compensation	(640)	(835)
Acquisition-related expenses	(34,468)	—
Non-GAAP operating expenses	$93,510	$85,179
_______________
(1) Acquisition-related expenses, which include transaction costs, integration costs, and non-cash postcombination compensation expense, have been excluded from adjusted EBITDA as such expenses are not reflective of our ongoing core operations and are not representative of the ongoing costs necessary to operate our business; instead, these are costs specifically associated with a discrete transaction.